SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

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LION, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-25159	91-2094375
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

2801 Hollycroft St., Gig Harbor, WA	98335
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (206) 577-1440

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 15, 2007, LION, Inc. (the “Company”) consummated an agreement with Compass Analytics, LLC (“Compass”) for the sale to Compass of the Company’s TRMS business and certain assets associated therewith.  Compass paid $1,266,921 to the Company at closing, based on the value at closing of client revenues associated with the TRMS business.  In addition, the agreement contemplates a contingent payment to the Company of up to $500,000 based on the value of client revenues associated with the TRMS business six months after the closing date, subject to valid claims by Compass against the Company under the indemnification provisions of the agreement.  Compass also will assume liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by Compass in the transaction.  The agreement contains indemnities by the parties for breaches of representations, warranties, and covenants made by each party in the agreement.  The Company will provide website hosting and other transition services to Compass through December 31, 2007.

Item 8.01	Other Events

On November 16, 2007, the Company issued a press release announcing the sale of the TRMS business and certain assets associated therewith. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 16, 2007, announcing completion of the sale of the TRMS business unit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, Inc. (Registrant)

Date: November 16, 2007	By:	/s/ David Stedman
David Stedman Interim Chief Executive Officer

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